UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 13, 2008

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California  92660-3095

 (Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2008, the Board of Directors (the “Board”) of Mindspeed Technologies, Inc. (the “Company”) appointed Bret W. Johnsen as Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer, each effective July 7, 2008.  From October 1999 through June 2008, Mr. Johnsen served in a variety of finance and accounting positions with Broadcom Corporation (“Broadcom”), a publicly-traded provider of semiconductor and software products for wired and wireless communications markets, including as Vice President and Corporate Controller (principal accounting officer) from September 2007 through June 2008, Senior Director of Finance, Wireless Connectivity Group, from June 2007 through September 2007, Senior Director of Finance & Operations, Worldwide Manufacturing, from May 2005 through June 2007, Director of Finance, Worldwide Operations, from April 2003 through May 2005, as Controller for various business groups within Broadcom from June 2000 through December 2003, and as Corporate Accounting Manager from October 1999 through June 2000.  Mr. Johnsen received a B.S. in Accounting from the University of Southern California and an M.S.B.A. in Finance from San Diego State University. Mr. Johnsen is a certified public accountant, licensed in California.

Mr. Johnsen’s annual base salary will be $300,000.00.  In addition, Mr. Johnsen will receive a one-time bonus of $150,000 (the “Retention Incentive”), which must be repaid by Mr. Johnsen in full in the event that prior to July 7, 2009 (the first anniversary of his commencement of employment), he either voluntarily terminates his employment with the Company or his employment is terminated by the Company for cause.  Mr. Johnsen must repay $100,000 and $50,000 of the Retention Incentive if his employment is so terminated at any time following July 7, 2009, but prior to July 7, 2010, or at any time following July 7, 2010, but prior to July 7, 2011, respectively.

As an inducement material to Mr. Johnsen’s entering into employment with the Company, the Company has agreed to grant Mr. Johnsen an option to purchase 1,000,000 shares of the Company’s common stock (the “Inducement Award”) pursuant and subject to the provisions of an award agreement.  The Inducement Award will: (a) be granted in reliance on Nasdaq Marketplace Rule 4350(i)(1)(iv); (b) have an exercise price equal to the closing price of the Company’s common stock on the grant date; and (c) will vest over a four-year period, with 1/4 vesting on the first anniversary of the grant date and 1/48 vesting monthly thereafter.  The Company has previously announced a one-for-five reverse stock split of its outstanding common stock, effective at 11:59 p.m. EDT on June 30, 2008.  Proportional adjustments to the exercise price and number of shares subject to the Inducement Award will be made to reflect the reverse stock split.

Further, the Company intends to enter into a change of control employment agreement with Mr. Johnsen (the “Employment Agreement”), which is substantially identical to the form of agreement filed as Exhibit 10.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2008 (and is incorporated herein by reference).  The Employment Agreement will become effective upon a “change of control” of the Company and will provide for the continuing employment of Mr. Johnsen after the change of control on terms and conditions no less favorable than those in effect before the change of control, or, under certain circumstances, for payments upon termination of employment in connection with a change of control.  Certain severance benefits to be paid to Mr. Johnsen under the Employment Agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required.  If Mr. Johnsen’s employment is terminated by the Company without “cause” or if Mr. Johnsen terminates his own employment for “good reason,” as defined in the Employment Agreement, following a change of control, Mr. Johnsen will be entitled to severance benefits equal to two times his annual compensation, including bonus, acceleration of equity incentives and continuation of certain benefits for two years.  Mr. Johnsen will be entitled to an additional payment, if necessary, to make him whole as a result of any excise tax imposed on certain change of control payments, subject to some minor adjustments.

For purposes of the Employment Agreement, a “change of control” generally means:

•                  the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•                  a change in the composition of a majority of the Board, which is not supported by the current Board;

•                  a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets, which results in a change in the majority of the Board or of more than 60% of the Company’s stockholders; or

•                  approval by our stockholders of the complete liquidation or dissolution of the Company.

The Company also intends to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Johnsen, which is substantially identical to the form of agreement the Company has entered into with each of its directors and its Chief Executive Officer and filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (and is incorporated herein by reference). The Indemnification Agreement provides that the Company will indemnify Mr. Johnsen from and against any expenses incurred by him as provided in Article III, Section 14 of the Company’s bylaws (subject to the procedural provisions specified in the bylaws) and, to the extent the laws of Delaware are amended to increase the scope of permissible indemnification, to the fullest extent of Delaware law.

Mr. Johnsen’s compensation arrangements with the Company, including his annual base salary, the Retention Incentive, the Inducement Award and the Employment Agreement, are subject to approval by the Compensation and Management Development Committee of the Board (the “Compensation Committee”).  The Board and the Compensation Committee may from time to time review and modify Mr. Johnsen’s compensation arrangements.

A copy of the press release issued by the Company with respect to the appointment of Mr. Johnsen is attached hereto as Exhibit 99.1.

In connection with and effective upon Mr. Johnsen’s appointment as the Company’s Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer, Raymond D. Cook, who was appointed the Company’s Interim Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer, each effective April 21, 2008, will reassume his prior position as the Company’s Vice President, Finance, and Controller.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Registrant dated June 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: June 16, 2008	By:	/s/ Brandi R. Steege
Brandi R. Steege
Vice President, Legal, and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Registrant dated June 16, 2008